CONTINGENT FEE AGREEMENT - MANGOSOFT v. SKYPE

The Client, Mangosoft Corporation, hereby retains Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as its Attorneys to perform the legal services set forth in paragraph 1 below, faithfully and with due diligence.

(1) The legal services to be performed are: to handle and prosecute any and all claims, statutory or otherwise, which the Client may have for damages against Skype Technologies, S.A. and/or EBay, or any of their subsidiaries or affiliates, for infringement of U.S. Patent No. 6,647,393.

(2) The Attorneys' compensation is to be paid with a portion of the fees paid up front. The contingency portion of the Attorneys' fees, if any, is based upon the recovery and/or collection of monies, property or compensation of any kind, or any other thing of value by judgment, award, agreement, license, sale, settlement, alternative dispute resolution or otherwise.

(3) The Client is liable to the Attorneys for all reasonable out of pocket expenses incurred by the Attorneys in pursuing these claims, including, e.g., filing fees, consultant and expert witness fees, local counsel fees, investigation expenses; sheriff and constable fees; service of process fees; deposition expenses; travel expenses; and general office expenses such as facsimiles, copying and postage (hereinafter "Expenses"), and shall pay such expenses as they are incurred by the Attorneys.

(4) The Client shall pay to the Attorneys:

(a) Two Hundred and Fifty Thousand dollars ($250,000) prior to the filing of any complaint or making any demand for compensation from the infringers.

(b) Thereafter, if the case is resolved within 3 months after the filing of the complaint or the making of any demand for compensation from the infringers, 20% of the gross amount of all monies, property, compensation of any kind, or any other thing of value (including, but not limited to, all interest of every kind, penalties, attorney fees, allowances and the like) recovered by judgment, award, agreement, license, sale, settlement, alternative dispute resolution or otherwise.

(c) Thereafter, if the case is resolved on or after 3 months following filing the complaint or making any demand for payment for compensation from the infringers, 30% of the gross amount of all monies, property, compensation of any kind, or any other thing of value (including, but not limited to, all interest of every kind, penalties, attorney fees, allowances and the like) recovered by

judgment, award, agreement, license, sale, settlement, alternative dispute resolution or otherwise.

(d) The Client shall reimburse the Attorneys for all Expenses incurred by the Attorneys in pursuing these claims within ten (10) days of receipt of an invoice for such Expenses.

(5) The Client will recognize that the Attorneys cannot guarantee a particular outcome of this matter.

(6) The Client will give the Attorneys the exclusive right to take all legal steps to enforce said claims, with prior client approval.

(7) The Client has selected the Attorneys with the understanding that Paul Hayes, Esq. will be the attorney responsible for the matter and will actively conduct any trial that may result from pursuit of the matter. In the event of an incapacity of sufficient extent as to prevent his fulfilling this responsibility, the Attorneys shall provide counsel of comparable skill and stature in the field to serve as his replacement as necessary.

(8) If in the future the Client assigns or transfers U.S. Patent No. 6,647,393 to anyone other than Skype Technologies, S.A. and/or Ebay, or any of their subsidiaries or affiliates, said assignment or transfer shall be subject to the terms and conditions of the fee agreement between the Attorneys and the Client and any assignee or transferee will execute a separate contingency fee agreement having the same terms as set forth above.

This Agreement and its performance are subject to Rule 3:07 of the Supreme Judicial Court of Massachusetts and Rule 1.5 of the Rules of Professional Conduct adopted by the Massachusetts Supreme Judicial Court.

WE HAVE EACH READ THE ABOVE AGREEMENT BEFORE SIGNING IT

The Attorneys have provided the Client with answers to any questions and has further explained this Agreement to the Client. The Client has also been given a copy of this Agreement.

Witness to signatures:

____
(To Client)

By: /s/ Dale Vincent
Dale Vincent
President & CEO
Mangosoft Corporation

____
(To Attorneys)

By: /s/ Paul J. Hayes
Paul J. Hayes
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Dated: June 19, 2006.

LIT 1576822v.1